As filed with the Securities and Exchange Commission on December 5, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAPITAL SENIOR LIVING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	75-2678809
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

14160 Dallas Parkway, Suite 300, Dallas, Texas 75254 (972) 770-5600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David R. Brickman, Esq.
Vice President and General Counsel
14160 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 770-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Winston W. Walp II, Esq.
Jenkens & Gilchrist, P.C.
1445 Ross Avenue
Suite 3200
Dallas, Texas 75202-2799
(214) 855-4500
(214) 855-4300 fax

Approximate date of commencement of proposed sale to the public:
From time to time or at one time after the effective date of the Registration Statement as the Registrant shall determine.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities to be Registered	Registered(1)	Offering Price Per Share	Aggregate Offering Price(1)(2)	Registration Fee(1)(2)

Common Stock, $0.01 par value(3)	N/A	N/A	$50,000,000	$4,045

(1)	Includes such indeterminate number of shares of common stock as may be issued at indeterminable prices, but with an aggregate initial offering price not to exceed $50,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such shares shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

(3)	Includes associated Series A junior participating preferred stock purchase rights (“Rights”) to purchase a unit of one one-thousandth of a share of our Series A junior participating preferred stock at a price of $22.00 per unit, subject to adjustment. Rights initially are attached to and trade with the common stock of the Registrant and will not be exercisable until the occurrence of specified events.

     We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ABOUT THIS PROSPECTUS
FORWARD LOOKING STATEMENTS
PROSPECTUS SUMMARY
RISK FACTORS
USE OF PROCEEDS
DESCRIPTION OF THE COMMON STOCK WE MAY OFFER
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II
Item 14. Other Expenses of Issuance and Distribution
Item 15. Indemnification of Directors and Officers
Item 16. Exhibits
Item 17. Undertakings
SIGNATURES
POWER OF ATTORNEY
Exhibit Index
EX-5.1 Opinion/Consent Jenkens & Gilchrist, P.C.
EX-23.1 Independent Auditors' Consent

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion and Amendment, dated December 5, 2003

PROSPECTUS

CAPITAL SENIOR LIVING CORPORATION

$50,000,000

Common Stock

     We may offer, issue and sell, from time to time, in amounts, at prices and on terms that we will determine at the time of offering, up to $50,000,000 in the aggregate of common stock. We will provide you with the specific terms of an offering of common stock in a supplement to this Prospectus, which we refer to as a Prospectus Supplement. The Prospectus Supplement will set forth the terms of the offering and sale of our common stock. We will deliver the Prospectus Supplement with this Prospectus. For information about the general terms of our common stock, see “Description of the Common Stock We May Offer.”

     Our common stock is listed on the New York Stock Exchange under the symbol “CSU.” On December 4, 2003, the last reported sale price of our common stock on the New York Stock Exchange was $6.23 per share.

     Our common stock may be sold directly by us, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution” beginning on page 7. If any such agents or underwriters are involved in the sale of any common stock, the names of the agents and underwriters and any applicable fees, commissions or discounts will be set forth in the applicable Prospectus Supplement. Each applicable Prospectus Supplement will provide the terms of the plan of distribution relating to the common stock covered by that Prospectus Supplement.

     You should read this Prospectus and any Prospectus Supplement carefully before you invest. Investing in our securities involves many risks. Please see “Risk Factors” beginning on page 2.

     Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                , 200

	Page		Page

About This Prospectus	i	Description of the Common Stock We May Offer	3
Forward Looking Statements	1	Plan of Distribution	7
Prospectus Summary	2	Legal Matters	9
Risk Factors	2	Experts	9
Use of Proceeds	2	Where You Can Find More Information	10

ABOUT THIS PROSPECTUS

     This document is called a Prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf process, we may from time to time sell the common stock described in this Prospectus in one or more offerings up to a total dollar amount of $50,000,000.

     This Prospectus provides you with a general description of the common stock we may offer. Each time we sell common stock, we will provide a Prospectus Supplement containing specific information about the terms of the offering. That Prospectus Supplement will include a discussion of any risk factors or other special considerations that apply to our common stock. The Prospectus Supplement also may add, update or change information in this Prospectus. If there is any inconsistency between the information in this Prospectus and a Prospectus Supplement, you should rely on the information in that Prospectus Supplement. You should read both this Prospectus and any Prospectus Supplement together with the additional information described under the heading “Where You Can Find More Information.”

     The registration statement containing this Prospectus, including any exhibits to the registration statement, provides additional information about us and the common stock offered under this Prospectus. The registration statement can be read at the SEC Website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

     When acquiring any common stock discussed in this Prospectus, you should rely only on the information provided in this Prospectus and any applicable Prospectus Supplement, including the information incorporated by reference. Neither we, nor any underwriters, dealers or agents, have authorized anyone to provide you with different information. We are not offering the common stock in any state where such an offer is prohibited. You should not assume that the information in this Prospectus, any Prospectus Supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.

     Unless otherwise mentioned or unless the context requires otherwise, all references in this Prospectus to “Capital Senior Living Corporation,” “Capital Senior,” “we,” “us,” “our,” or similar references mean Capital Senior Living Corporation.

i

FORWARD LOOKING STATEMENTS

     This Prospectus, including the documents incorporated by reference in this Prospectus, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are identified by words such as “may,” “will,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terms. We caution readers that forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors herein identified. These factors include our ability to find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission.

     Factors that could cause actual results or conditions to differ from those anticipated by these and other forward-looking statements include those more fully described in the “Risk Factors” section in any applicable Prospectus Supplement and elsewhere in this Prospectus. We are not obligated to update or revise these forward-looking statements to reflect new events or circumstances.

     You should rely only on the information contained or incorporated by reference in this Prospectus or any applicable Prospectus Supplement. We have not authorized anyone to provide you with different information. You should assume that the information appearing in this Prospectus, or any applicable Prospectus Supplement, is accurate only as of the date on the front cover of this Prospectus or any applicable Prospectus Supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

     You should read this summary together with the entire Prospectus, including the more detailed information in our financial statements and accompanying notes incorporated by reference in this Prospectus.

Business Summary

     We are one of the largest operators of senior living communities in the United States in terms of resident capacity. We and our predecessors have provided senior living services since 1990. As of September 30, 2003, we owned interests in 41 communities in 20 states and managed one community with an aggregate capacity of approximately 6,900 residents. As of September 30, 2003, we also operated one home care agency. During the nine month period ended September 30, 2003, approximately 96% of total revenues for the senior living communities owned and managed by us were derived from private pay sources. As of September 30, 2003, the stabilized communities (defined as communities not in lease-up) that we operated and in which we owned interests had an average occupancy rate of approximately 91%.

     Our operating strategy is to provide quality senior living communities and services at an affordable price to our residents, while achieving and sustaining a strong, competitive position within our chosen markets, as well as to continue to enhance the performance of our operations. We provide a wide array of senior living services to the elderly at our communities, including independent living, assisted living, skilled nursing and home care services. Many of our communities offer a continuum of care to meet our residents’ needs as they change over time. This continuum of care, which integrates independent living and assisted living and is bridged by home care, sustains residents’ autonomy and independence based on their physical and mental abilities.

Corporate Information

     We are a Delaware corporation. Our principal offices are located at 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254. Our telephone number is (972) 770-5600.

RISK FACTORS

     The Prospectus Supplement applicable to any common stock we offer will contain a discussion of risks applicable to an investment in us and to the common stock we are offering under that Prospectus Supplement. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable Prospectus Supplement, together with all of the other information contained in the Prospectus Supplement or appearing or incorporated by reference in this Prospectus.

USE OF PROCEEDS

     Currently, we intend to use the net proceeds from the sale of our common stock to invest, directly or indirectly, in senior housing communities, to retire debt, for working capital and for other general corporate purposes. Although we have no current plans, agreements or commitments with respect to any acquisition, we may, if the opportunity arises, use an unspecified portion of the net proceeds to acquire or invest in properties, joint ventures or companies. If we elect at the time of the issuance of any common stock to make different or more specific use of proceeds other than as described in this Prospectus, we will describe the change in use of proceeds in the applicable Prospectus Supplement. Our management may spend the proceeds from the sale of our common stock in ways which some of our stockholders may not deem desirable.

     The timing and amount of our actual expenditures will be based on many factors, including cash flows from operating, investing and financing activities and the growth of our business.

     Until we use the net proceeds of this offering for the above purposes, we may invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return.

DESCRIPTION OF THE COMMON STOCK WE MAY OFFER

     The following summary description of our common stock is based on the provisions of our amended and restated certificate of incorporation and amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our amended and restated certificate of incorporation, amended and restated bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our amended and restated articles of incorporation and amended and restated bylaws, see “Where You Can Find More Information.”

Common Stock

     Currently, we have authority to issue 65,000,000 shares of common stock, $0.01 par value per share. As of September 30, 2003, 19,806,025 shares of our common stock were issued and outstanding. Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of stockholders. Our certificate of incorporation does not provide for cumulative voting, and accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Our certificate of incorporation provides that whenever there is paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over our common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are entitled, then dividends may be paid on our common stock out of any assets legally available therefor, but only when and as declared by our board of directors. Our certificate of incorporation also provides that in the event of any liquidation, dissolution or winding up of our company, after there is paid to or set aside for the holders of any class of stock having preference over our common stock the full amount to which such holders are entitled, then the holders of the common stock, shall be entitled, after payment or provision for payment of all debts and liabilities of our company, to receive the remaining assets of our company available for distribution, in cash or in kind. The holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock will be subject to the rights of the holders of any shares of any series of preferred stock that we may issue in the future.

Preferred Stock

     Our certificate of incorporation provides that the board of directors is authorized to issue preferred stock in series and to fix and state the voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. Such action may be taken by the board without stockholder approval. Under our certificate of incorporation, each share of each series of preferred stock is to have the same relative rights as, and be identical in all respects with, all other shares of the same series. While providing flexibility in connection with possible financings, acquisitions and other corporate purposes, the issuance of preferred stock, among other things, could adversely affect the voting power of the holders of common stock and, under certain circumstances, be used as a means of discouraging, delaying or preventing a change in control of our company.

Registration Rights

     Under our employment agreements with Lawrence A. Cohen, our Chief Executive Officer, director and Vice Chairman of the Board, and James A. Stroud, our Chairman of the Board and Chairman and Secretary, Mr. Cohen and Mr. Stroud are each entitled to certain rights with respect to the registration under the Securities Act of 1933, as amended, of our securities they hold. Under Mr. Cohen’s employment agreement, if we propose to register any of our securities under the Securities Act of 1933, as amended, either for our own account or the account of other security holders, Mr. Cohen is entitled to notice of the registration and has the right to include the securities of ours that he holds in the registration. Under Mr. Stroud’s employment agreement, upon a registration event, as defined in the employment agreement, he has similar registration rights as Mr. Cohen. These registration rights are subject to certain conditions, including the right of any underwriters of these offerings to limit the number of shares included in any of these registrations. We have agreed to pay all expenses related to these registrations, except for underwriting discounts and selling commissions. Mr. Cohen and Mr. Stroud have waived these registration rights with respect to the offering described in this Prospectus.

Certain Charter and Bylaw Provisions

     Our certificate of incorporation and bylaws, as amended, contain, among other things, certain provisions described below that may reduce the likelihood of a change in the board of directors or voting control of our company without the consent of the board of directors. These provisions could have the effect of discouraging, delaying or preventing tender offers or takeover attempts that some or a majority of the stockholders might consider to be in the stockholders’ best interest, including offers or attempts that might result in a premium over the market price for our common stock.

     Classified Board. The number of directors of our company shall be the number as from time to time fixed by, or in the manner provided in our bylaws within the range of a minimum of three and a maximum of 15 directors specified in our certificate of incorporation. Pursuant to our bylaws, the number of directors within the range set forth in our certificate of incorporation shall be determined by resolution of the board passed by at least two-thirds of the directors then in office. Directors are divided into three classes, each consisting of approximately one-third of the total number of directors. The term of office of each class is three years and expires in successive years at the time of the annual meeting of stockholders.

     Filling of Board Vacancies; Removal. Any vacancy occurring in the board of directors, including any vacancy created by an increase in the number of directors, shall be filled for the unexpired term by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for the remainder of the full term of the class in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified. Directors may only be removed for cause with the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock then entitled to vote at an election of directors.

     Stockholder Action by Unanimous Written Consent. Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders, unless such consent is unanimous.

     Call of Special Meeting. Special meetings of stockholders may be called at any time but only by the chairman of the board, by a majority of the directors then in office, or by stockholders possessing at least 25% of the voting power of the issued and outstanding voting stock entitled to vote generally in the election of directors.

     Bylaw Amendments. The stockholders may amend the bylaws by the affirmative vote of the holders of at least two-thirds of the outstanding shares of stock of our company entitled to vote thereon. Directors may also amend the bylaws by a majority vote of the directors then in office, with certain exceptions.

     Certificate Amendments. Except as set forth in our certificate of incorporation or as otherwise specifically required by law, no amendment of any provision of our certificate of incorporation shall be made unless such amendment has been first proposed by the board of directors and approved by the affirmative vote of at least two-thirds of the outstanding shares of stock of our company entitled to vote thereon. However, if such amendment is to the provisions described above or the provisions in our certificate of incorporation relating to our name, registered office and agent for service of process, business purpose or authorized number of shares and rights of holders of common stock, such amendment must be approved by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon.

     Stockholder Nominations and Proposals. Notice of stockholder proposals and director nominations must be timely given in writing to our corporate Secretary prior to the meeting at which the matters are to be acted upon or the directors are to be elected. To be timely, notice must be received at our principal offices not less than 60, nor more than 90 days prior to the meeting of stockholders. However, that if less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made, to be timely, notice by the stockholder must be so received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or the day on which public disclosure was made, whichever occurs first. The purpose of requiring advance notice is to afford the board of directors an opportunity to consider the qualifications of the proposed nominees or the merits of others stockholder proposals and, to the extent deemed necessary or desirable by the board of directors, to inform stockholders about those matters.

Section 203 of the Delaware General Corporation Law

     Section 203 of the Delaware General Corporation Law provides, in general, that a stockholder acquiring more than 15% of the outstanding voting shares of a corporation subject to the statute (an “Interested Stockholder”), but less than 85% of such shares, may not engage in certain “Business Combinations” with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless: (i) prior to such date the corporation’s board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder; or (ii) the Business Combination is approved by the corporation’s board of directors and authorized by a vote of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

     Section 203 defines the term “Business Combination” to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive benefit on other than a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder, transactions with the corporation which increase the proportionate interest of the Interested Stockholder or a transaction in which the Interested Stockholder receives certain other benefits.

Stockholder Rights Agreement

     On March 9, 2000, our board of directors declared a dividend of one preferred share purchase right for each outstanding share of our common stock. The dividend was paid on March 20, 2000, to the stockholders of record at the close of business on that date. Each right entitles the registered holder to purchase from us a unit of one one-thousandth of a share of our Series A junior participating preferred stock, at a price of $22.00 per unit. The description and terms of the rights are set forth in a rights agreement, dated as of March 9, 2000, between us and ChaseMellon Investor Services, L.L.C., as rights agent.

     Until the earlier to occur of (i) the tenth day after a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock, other than as a result of repurchases of stock, or (ii) 10 business days (or such later date as may be determined by action of our board of directors) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding common stock (the earlier of such dates is the distribution date), the rights will be evidenced, with respect to any of the common stock certificates outstanding as of the record date, by the common stock. The rights agreement specifically provides that James A. Stroud, our Chairman of the Board and Chairman and Secretary, Senior Living Trust, as long as Mr. Stroud is the trustee, and Autumnwood, Ltd., as long as Senior Living Trust is the general partner and Mr. Stroud remains as trustee, may together acquire up to 49% of our outstanding common stock without triggering the exercisability of the rights as long as Mr. Stroud is an executive officer of ours.

     The rights agreement provides that, until the distribution date, the rights will be transferred with and only with the common stock. Until the distribution date (or earlier redemption or expiration of the rights), new common stock certificates issued after the record date, upon transfer or new issuance of common stock will contain a notation incorporating the rights agreement by reference. Until the distribution date (or earlier redemption or expiration of the rights), the surrender for transfer of any certificates of common stock will also constitute the transfer of the rights associated with the common stock represented by such certificate. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate rights certificates alone will evidence the rights.

     The rights are not exercisable until the distribution date. The rights will expire at the close of business on March 9, 2010, unless that final expiration date is extended or unless the rights are earlier redeemed or exchanged by us, in each case as described below.

     The purchase price payable, and the number of units of Series A junior participating preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A junior participating preferred stock, (ii) upon the grant to holders of the units of Series A junior participating preferred stock of certain rights or warrants to subscribe for or purchase units of Series A junior participating preferred stock at a price, or securities convertible into units of Series A junior participating preferred stock with a conversion price, less than the then current market price of the units of a Series A junior participating preferred stock or (iii) upon the distribution to holders of the units of Series A junior participating preferred stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in units of Series A junior participating preferred stock) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding rights and the number of units of Series A junior participating preferred stock issuable upon exercise of each right are also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the common stock payable in common stock or subdivisions, consolidations or combinations of the common stock occurring, in any such case, prior to the distribution date.

     The Series A junior participating preferred stock purchasable upon exercise of the rights will not be redeemable. Each share of Series A junior participating preferred stock will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of common stock. In the event of liquidation, the holders of the shares of Series A junior participating preferred stock will be entitled to an aggregate payment of 1,000 times the payment made per share of common stock. Each share of Series A junior participating preferred stock will have 1,000 votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of our common stock are exchanged, each share of Series A junior participating preferred stock will be entitled to receive 1,000 times the amount received per share of common stock. These rights are protected by customary anti-dilution provisions.

     Because of the nature of the dividend, liquidation and voting rights, the value of each unit of Series A junior participating preferred stock purchasable upon exercise of each right should approximate the value of one share of common stock.

     If, after the rights become exercisable, we are acquired in a merger or other business combination transaction with an acquiring person or one of its affiliates, or 50% or more of our consolidated assets or earning power are sold to an acquiring person or one of our affiliates, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon exercise thereof at the then current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right.

     If any person or group affiliated or associated persons becomes the beneficial owner of 15% or more of the outstanding shares of our common stock, proper provision will be made so that each holder of a right, other than rights beneficially owned by the acquiring person (which will thereafter be void), will have the right to receive upon exercise that number of shares of common stock or units of Series A junior participating preferred stock (or cash, other securities or property) having a market value of two times the exercise price of the right.

     At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding shares of common stock and prior to the acquisition by such person or group of 50% or more of the outstanding common stock, our board of directors may exchange the rights (other than rights owned by such person or group which have become void), in whole or in part, at an exchange ratio per unit of Series A junior participating preferred stock equal to the purchase price divided by the then current market price per unit of Series A junior participating preferred stock on the earlier of (i) the date on which any person becomes an acquiring person and (ii) the date on which a tender or exchange offer is announced which, if consummated, would result in the offeror being the beneficial owner of 15% or more of the shares of common stock then outstanding.

     With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in the purchase price. No fractional shares of Series A junior participating preferred stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of

Series A junior participating preferred stock, which may, at our election, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the units of Series A junior participating preferred stock on the last trading day prior to the date of exercise.

     At any time on or prior to the earlier of (i) the close of business on the tenth day after a public announcement that a person or group of affiliated or associated person acquire beneficial ownership of 15% or more of our outstanding common stock (unless our board of directs extends the ten-day period) or (ii) the tenth business day after a person commences, or announces its intention to commence, a tender offer or exchange offer that would result in the bidder’s beneficial ownership of 15% or more of the shares of our common stock, our board of directors may redeem the rights in whole, but not in part, at a price of $0.01 per right. The redemption of the rights may be made effective at such time on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price. The rights are also redeemable under other circumstances as specified in the rights agreement.

     The terms of the rights may be amended by our board of directors without the consent of the holders of the rights, except that from and after such time that there is an acquiring person no amendment may adversely affect the interest of the holders of the rights.

     Until a right is exercised, the holder of a right will have no rights by virtue of ownership as a stockholder of the company, including, without limitation, the right to vote or to receive dividends.

     The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person that attempts to acquire us on terms not approved by our board of directors, except pursuant to an offer conditioned on a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by the board of directors since the rights may be redeemed by the company at the redemption price prior to the occurrence of a distribution date.

Transfer Agent and Registrar

     The transfer agent and registrar of our common stock is Mellon Investor Services, L.L.C.

PLAN OF DISTRIBUTION

     We may sell our common stock:

•	through one or more underwriters or dealers;

•	directly to purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

     We may distribute our common stock:

•	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

     We will describe the method of distribution of our common stock in the applicable Prospectus Supplement.

     Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of our common stock). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933, as amended. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each Prospectus Supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

     We may grant underwriters who participate in the distribution of our common stock an option to purchase additional shares of common stock to cover over-allotments, if any, in connection with the distribution. Underwriters or agents and their associates may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

     In connection with the offering of our common stock, certain underwriters and members of any selling group and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase shares of common stock for the purpose of stabilizing their market price.

     The underwriters in an offering of our common stock may also create a “short position” for their account by selling more shares of common stock in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position either by purchasing shares of common stock in the open market following completion of the offering of our common stock or by exercising any over-allotment option granted to them by us. In addition, any managing underwriter may impose “penalty bids” under contractual arrangements with the other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the shares of common stock that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying Prospectus Supplement may result in the maintenance of the price of our common stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying Prospectus Supplement are required to be taken by any underwriters and, if they are undertaken, these transactions may be discontinued at any time.

     Our common stock is listed on the New York Stock Exchange under the symbol “CSU.” Any shares of common stock sold pursuant to a Prospectus Supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters or agents to or through which we may sell shares of common stock may make a market in our common stock, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market-making at any time without notice. We cannot, therefore, give any assurance as to the liquidity of a trading market for shares of common stock that we may sell.

     Under the securities laws of some states, the common stock registered by the registration statement that includes this Prospectus may be sold in those states only through registered or licensed brokers or dealers.

     Any person participating in the distribution of the common stock registered under the registration statement that includes this Prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the SEC, including, among others, Regulation M noted above, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

     Offers to purchase the shares of our common stock offered by this Prospectus may be solicited, and sales of the shares may be made, by us of those shares directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resales of the shares. The terms of any offer made in this manner will be included in the Prospectus Supplement relating to the offer.

     If indicated in the applicable Prospectus Supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

     In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the shares of our common stock must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the shares are also being sold to underwriters, we must have sold to these underwriters the shares not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

     Some of the underwriters, dealers or agents used by us in any offering of shares of our common stock under this Prospectus may be customers of, engage in transactions with, and perform services for us in the ordinary course of business.

     Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and to be reimbursed by us for certain expenses.

     If more than 10% of the net proceeds of any offering of securities made under this Prospectus will be received by NASD members participating in the offering or affiliates or associated persons of those NASD members, the offering will be conducted in accordance with NASD Conduct Rule 2710(c)(8).

LEGAL MATTERS

     Jenkens & Gilchrist, P.C., Dallas, Texas, will pass on the validity of the common stock offered by this Prospectus for us. Any underwriter(s) or agents will be represented by their own legal counsel.

EXPERTS

     The consolidated financial statements of Capital Senior Living Corporation contained in our Annual Report (Form 10-K) for each of the three years in the period ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included in such Annual Report and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon Ernst & Young LLP’s report given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549, and at the SEC’s Public Reference Rooms in Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information concerning the Public Reference Rooms. Our SEC filings are also available to the public on the SEC’s Website at http://www.sec.gov.

     We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the common stock offered in connection with this Prospectus. This Prospectus does not contain all of the information set forth in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to us and our common stock, you should refer to the registration statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of each contract or document is qualified in all respects by reference to the contract or document. You may obtain copies of the registration statement from the SEC’s principal office in Washington, D.C. upon payment of the fees prescribed by the SEC, or you may examine the registration statement without charge at the offices of the SEC described above.

     Our common stock is listed on the New York Stock Exchange under the symbol “CSU.” Our reports, proxy statements and other information may also be read and copied at the offices of the New York Stock Exchange, Inc., located at 11 Wall Street, New York, NY 10005.

     The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than current reports furnished on Form 8-K under Items 9 and 12):

(1)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

(2)	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003;

(3)	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003;

(4)	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003;

(5)	the description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on October 3, 1997, and any subsequent amendments or reports filed for the purpose of updating this description;

(6)	the description of rights to purchase our Series A junior participating preferred stock set forth in our registration statement on Form 8-A filed with the SEC on March 17, 2000, and any subsequent amendments or reports filed for the purpose of updating this description;

(7)	the following reports on Form 8-K:

(a)	Form 8-K filed with the SEC on May 6, 2003*;

(b)	Form 8-K filed with the SEC on July 30, 2003*;

(c)	Form 8-K/A filed with the SEC on October 10, 2003;

(d)	Form 8-K filed with the SEC on November 5, 2003*;

(e)	Form 8-K/A filed with the SEC on December 5, 2003; and

(8)	The sections entitled “Election of Directors,” “Executive Compensation,” “Principal Stockholders and Stock Ownership of Management” and “Certain Relationships and Related Transactions” contained in our Proxy Statement on Schedule 14A for our 2003 Annual Meeting of Stockholders.

* Portions of these reports were furnished to the SEC under Item 9, Regulation FD Disclosure, and Item 12, Results of Operations and Financial Condition. Pursuant to General Instruction B(2) and (6) of Form 8-K, the portions of these reports submitted under Items 9 and 12 are not deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and we are not subject to the liabilities of that section. We are not incorporating by reference those portions of these reports that are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and we will not incorporate by reference those portions of future filings of reports on Form 8-K into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or into this Prospectus that are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

     The reports and other documents that we file after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and will update, supplement and supersede the information in this Prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Capital Senior Living Corporation
14160 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 770-5600.

CAPITAL SENIOR LIVING CORPORATION

$50,000,000

Common Stock

Prospectus

                    , 200

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

SEC Registration Fee	$4,045
Accounting Fees and Expenses*	$25,000
Printing Fees*	$20,000
Legal Fees and Expenses*	$50,000
Miscellaneous*	$25,000
TOTAL	$124,045

*	Estimated pursuant to instruction to Item 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers

     Section 145(a) of the General Corporation Law of the State of Delaware (“DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and unreasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of an action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against, or incurred by, such person in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify such person against such liabilities under such Section 145.

     The Company’s Amended and Restated Certificate of Incorporation provides that the Company shall indemnify certain persons, including officers, directors, employees and agents, to the fullest extent permitted by Section 145 of the DGCL of the State of Delaware. Reference is made to the Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 and Exhibit 3.1.1. The Company’s directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omission, subject to certain limitations.

Item 16. Exhibits

     Exhibits and Index of Exhibits

Exhibit
Number	Exhibit

1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation of Capital Senior Living Corporation(1)
3.1.1	Amendment to Amended and Restated Certificate of Incorporation of Capital Senior Living Corporation (Exhibit 3.1)(2)
3.2	Amended and Restated Bylaws of Capital Senior Living Corporation(1)
3.2.1	Amendments to Amended and Restated Bylaws of Capital Senior Living Corporation (Exhibit 3.2)(2)
3.2.2	Amendment No. 2 to Amended and Restated Bylaws of Capital Senior Living Corporation(3)
5.1	Opinion of Jenkens & Gilchrist, P.C.
23.1	Capital Senior Living Corporation Independent Auditors’ Consent — Ernst & Young LLP
23.2	Consent of Jenkens & Gilchrist, P.C. (contained in Exhibit 5.1)
24.1	Power of Attorney — Reference is made to page II-4 hereof

*	To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

(1)	Incorporated by reference to exhibit of corresponding number included in Registration Statement No. 333-33379 on Form S-1 filed by the Company with the Securities and Exchange Commission.

(2)	Incorporated by reference to the exhibit shown in parentheses from the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999, filed by the Company with the Securities and Exchange Commission.

(3)	Incorporated by reference to the exhibit shown in parentheses from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed by the Company with the Securities and Exchange Commission.

Item 17. Undertakings

     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (a) and (b) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 5th day of December 2003.

CAPITAL SENIOR LIVING CORPORATION

December 5, 2003	/s/ Lawrence A. Cohen

Lawrence A. Cohen
Vice Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence A. Cohen and James A. Stroud or either of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments to this registration statement on Form S-3 (including any post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents, or either of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lawrence A. Cohen	Vice Chairman of the Board and	December 5, 2003
Chief Executive Officer
Lawrence A. Cohen

/s/ James A. Stroud	Chairman of the Company and	December 5, 2003
Chairman of the Board
James A. Stroud

/s/ Keith A. Johannessen	President, Chief Operating Officer	December 5, 2003
and Director
Keith A. Johannessen

/s/ James A. Moore	Director	December 5, 2003

James A. Moore

/s/ Dr. Victor W. Nee	Director	December 3, 2003

Dr. Victor W. Nee

/s/ Craig F. Hartberg	Director	December 5, 2003

Craig F. Hartberg

/s/ Ralph A. Beattie	Executive Vice President and	December 5, 2003
Chief Financial Officer
Ralph A. Beattie	(Principal Financial Accounting Officer)

Exhibit Index

Exhibit
Number	Exhibit

1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation of Capital Senior Living Corporation(1)
3.1.1	Amendment to Amended and Restated Certificate of Incorporation of Capital Senior Living Corporation (Exhibit 3.1)(2)
3.2	Amended and Restated Bylaws of Capital Senior Living Corporation(1)
3.2.1	Amendments to Amended and Restated Bylaws of Capital Senior Living Corporation (Exhibit 3.2)(2)
3.2.2	Amendment No. 2 to Amended and Restated Bylaws of Capital Senior Living Corporation(3)
5.1	Opinion of Jenkens & Gilchrist, P.C.
23.1	Capital Senior Living Corporation Independent Auditors’ Consent — Ernst & Young LLP
23.2	Consent of Jenkens & Gilchrist, P.C. (contained in Exhibit 5.1)
24.1	Power of Attorney — Reference is made to page II-4 hereof

*	To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

(1)	Incorporated by reference to exhibit of corresponding number included in Registration Statement No. 333-33379 on Form S-1 filed by the Company with the Securities and Exchange Commission.

(2)	Incorporated by reference to the exhibit shown in parentheses from the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999, filed by the Company with the Securities and Exchange Commission.

(3)	Incorporated by reference to the exhibit shown in parentheses from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed by the Company with the Securities and Exchange Commission.